Exhibit 99.1

Contact:  Kathleen Campbell, Marketing Director                                                                 First Citizens National Bank
                 570-662-0422                                                                                                               15 S. Main Street
                 570-662-8512 (fax)                                                                                                     Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Third Quarter 2007 Earnings

MANSFIELD, PENNSYLVANIA— October 18, 2007 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the third quarter of 2007.

Net income for the three months ended September 30, 2007 was $1,754,000 which compares to $1,548,000 for the third quarter last year.  This is an increase of $206,000, or 13.3%.  On a year to date basis net income through September 30 was $4,894,000 compared with $4,310,000 last year, representing an increase of $584,000, or 13.5%.  Earnings per share for the nine months ended September 30, 2007 and 2006 were $1.72 and $1.50 per share, respectively, representing a 14.7% increase.  Return on equity for the comparable periods were 14.08% and 13.18%, respectively.

CEO and President Randall E. Black stated, “During the third quarter, we have begun to see some slight improvement in our net interest margin.  The Federal Reserve’s decision at its September meeting to cut the federal funds rate 50 basis points has resulted in a slight positive impact on the short-term end of the yield curve.  This 50 basis point reduction, as expected, has had a greater impact on improving our margin by reducing the cost of our short term borrowing and deposit costs, compared to the reduction in interest rates on our prime based loan portfolio.”

Net interest income before the provision for loan losses totaled $13,998,000, an increase of $686,000 compared to the first nine months a year ago, while non-interest expenses have increased only $195,000 for the same period.  “We continue to examine ways to become a more efficient organization without sacrificing what we do best, serving the customer,” stated Mr. Black.

Since September of last year, total assets have increased $23.5 million, or 4.2%.  At the end of September total assets were $584.1 million, which compares to $560.7 million as of last September and $572.2 million as of December 31, 2006.  Since last September, net loans have increased $7.6 million, an increase of 1.9%.  Total deposits have increased $16.6 million while borrowed funds have increased $2.3 million.

Stockholders’ equity, excluding accumulated other comprehensive income, has increased $3.3 million, or 7.4% since last September.  Book value per share at September 30, 2007 was $16.89 compared with $15.76 last year, an increase of 7.2%.  In October, a cash dividend of $.23 per share was declared and will be paid to shareholders on October 26, 2007 to record holders as of October 12, 2007, which represents an increase of 4.5% over the October 2006 dividend.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2007	2006	2006
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,468	$ 10,007	$ 9,616
Interest-bearing	13	8	26
Total cash and cash equivalents	10,481	10,015	9,642
Available-for-sale securities	117,787	109,743	103,301
Loans (net of allowance for loan losses:
2007, $4,112; December 31, 2006, $3,876; and September 30, 2006, $3,841)	415,328	410,897	407,769
Premises and equipment	12,627	12,892	12,574
Accrued interest receivable	2,784	2,458	2,407
Goodwill	8,605	8,605	8,605
Bank owned life insurance	8,293	8,047	7,967
Other assets	8,217	9,511	8,389

TOTAL ASSETS	$ 584,122	$ 572,168	$ 560,654

LIABILITIES:
Deposits:
Noninterest-bearing	$ 53,867	$ 48,509	$ 49,741
Interest-bearing	410,869	398,006	398,418
Total deposits	464,736	446,515	448,159
Borrowed funds	66,593	75,775	64,295
Accrued interest payable	2,029	2,287	1,994
Other liabilities	4,296	4,091	2,628
TOTAL LIABILITIES	537,654	528,668	517,076
STOCKHOLDERS' EQUITY:
Common Stock $1.00 par value; authorized, 10,000,000 shares; issued
3,020,537 shares in 2007 and 2,992,896 at December 31, 2006
and September 30, 2006	3,021	2,993	2,993
Additional paid-in capital	12,511	11,933	11,933
Retained earnings	36,399	34,007	33,140
Accumulated other comprehensive loss	(1,426)	(1,737)	(1,018)
Unearned restricted stock: 2,785 shares for 2007 and 0 shares for 2006	(65)	-	-
Treasury Stock, at cost, 185,433 shares for 2007, 172,954 shares at December 31, 2006
and 162,674 shares at September 30, 2006	(3,972)	(3,696)	(3,470)
TOTAL STOCKHOLDERS' EQUITY	46,468	43,500	43,578
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 584,122	$ 572,168	$ 560,654

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2007	2006	2007	2006
INTEREST INCOME:
Interest and fees on loans	$ 7,715	$ 7,226	$ 22,611	$ 20,639
Interest-bearing deposits with banks	4	-	4	-
Investment securities:
Taxable	1,130	851	3,201	2,549
Nontaxable	242	232	691	679
Dividends	88	74	257	223
TOTAL INTEREST INCOME	9,179	8,383	26,764	24,090
INTEREST EXPENSE:
Deposits	3,366	3,067	10,106	8,390
Borrowed funds	928	849	2,660	2,388
TOTAL INTEREST EXPENSE	4,294	3,916	12,766	10,778
NET INTEREST INCOME	4,885	4,467	13,998	13,312
Provision for loan losses	60	105	225	225
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,825	4,362	13,773	13,087
NON-INTEREST INCOME:
Service charges	809	827	2,369	2,342
Trust	123	135	387	372
Brokerage and insurance	37	77	86	230
Investment securities gains, net	24	5	24	4
Gains on loans sold	18	11	82	24
Gains on sales of foreclosed properties	-	-	396	47
Earnings on bank owned life insurance	84	78	246	224
Other	83	80	306	293
TOTAL NON-INTEREST INCOME	1,178	1,213	3,896	3,536
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,130	2,055	6,256	6,078
Occupancy	268	261	877	845
Furniture and equipment	137	146	405	442
Professional fees	149	125	469	371
Amortization	36	36	108	216
Other	1,068	1,075	3,406	3,374
TOTAL NON-INTEREST EXPENSES	3,788	3,698	11,521	11,326
Income before provision for income taxes	2,215	1,877	6,148	5,297
Provision for income taxes	461	329	1,254	987
NET INCOME	$ 1,754	$ 1,548	$ 4,894	$ 4,310

Earnings Per Share	$ 0.62	$ 0.54	$ 1.72	$ 1.50
Cash Dividends Paid Per Share	$ 0.225	$ 0.215	$ 0.670	$ 0.640

Weighted average number of shares outstanding	2,835,546	2,863,404	2,842,115	2,877,852

Financial Highlights (Unaudited - In Thousands, Except Per Share and Ratio Data)	2007	2006

Nine Months Ended September 30
Net Income	$ 4,894	$ 4,310
Comprehensive Income	5,205	4,833
Per common share data:
Earnings per share	$ 1.72	$ 1.50
Cash dividends paid per share	$ 0.670	$ 0.640
Performance Ratios:
Return on average assets (annualized)	1.13%	1.06%
Return on average equity (annualized)	14.08%	13.18%

Three Months Ended September 30
Net Income	$ 1,754	$ 1,548
Per common share data:
Earnings per share	$ 0.62	$ 0.54
Cash dividends paid per share	$ 0.225	$ 0.215
Performance Ratios:
Return on average assets (annualized)	1.20%	1.12%
Return on average equity (annualized)	14.85%	14.03%

At September 30
Assets	$ 584,122	$ 560,654
Investment securities:
Available for sale	117,787	103,301
Loans (net of unearned income)	419,440	411,610
Allowance for loan losses	4,112	3,841
Deposits	464,736	448,159
Stockholders' Equity	46,468	43,578
Non-performing assets	2,527	3,141
Average Leverage Ratio	8.10%	7.91%
Per common share data:
Book value	$ 16.89	$ 15.76
Market value (average of bid/ask price)	21.75	$22.50
Market price to book value ratio	128.75%	142.79%

			Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

September 30, 2007	$21.50	$22.00	$0.225
June 30, 2007	$21.20	$22.50	$0.225
March 31, 2007	$22.55	$23.00	$0.220
December 31, 2006	$22.00	$23.50	$0.220

September 30, 2006	$22.00	$23.00	$0.215
June 30, 2006	$21.60	$23.00	$0.215
March 31, 2006	$21.35	$23.25	$0.210
December 31, 2005	$20.80	$21.00	$0.210